GIBSON, DUNN & CRUTCHER LLP
Lawyers
A REGISTERED LIMITED LIABILITY PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

200 Park Avenue, New York, New York 10166-0193
(212) 351-4000
www.gibsondunn.com
November 14, 2005

Direct Dial	Client Matter No.
212-351-4000	C 19761-00001

Fax No.
212-351-4035

Charter Communications, Inc.
12405 Powerscourt Drive
St. Louis, Missouri 63131
Re:	Charter Communications, Inc. Registration Statement on Form S-1 (Registration No. 333-128838), as amended
     Ladies and Gentlemen:
     We have examined the Registration Statement (the “Registration Statement”) on Form S-1 (Registration No. 333-128838), originally filed on October 5, 2005 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and Amendment No. 1 thereto, filed with the Commission on November 14, 2005, of Charter Communications, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of 122,830,000 shares (the “Underwritten Securities”) of the Company’s Class A common stock, par value $0.001 per share.
     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that Underwritten Securities, when issued against payment therefore, will be validly issued, fully paid and nonassessable.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
Very truly yours,
/s/ GIBSON, DUNN & CRUTCHER LLP

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